                     SEE RESTRICTIVE LEGENDS ON REVERSE SIDE



                       Incorporated under the Laws of the            *1,000,000*

                                State of Delaware





                              WELLS FARGO & COMPANY



          THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF LOS ANGELES.

9 7/8% PREFERRED STOCK, SERIES F                                 CUSIP 949740864

THIS CERTIFIES THAT WELLS FARGO BANK, N.A., as Depositary, is the record holder of One Million Fully Paid and Non-Assessable Shares of 9 7/8% Preferred Stock, Series F, of

                              WELLS FARGO & COMPANY

transferable on the share register of the Company in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

          WITNESS the seal of the Company and the signatures of its duly authorized officers.

          DATED:  ________, 199___


          _________________________________       ______________________________
                  Paul D. Ardleigh
                   Vice President                          Treasurer

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For Value Received, ____________ hereby sell, assign and transfer unto__________
________________________________________________________________________________
______________________________________________________________________ shares of the Preferred Stock of the within named Corporation, represented by the within Certificate and do hereby irrevocably constitute and appoint ___________________ ____________________________________________________________________ Attorney to
transfer the said shares of said Preferred Stock on the books of the said Corporation, pursuant to the provisions of the By-Laws thereof, with full powers of substitution in the premises.
                                        Dated________________________A.D. 19____
                                              __________________________________
In Presence of:
____________________________


NOTICE: The signature to this assignment must strictly correspond with the name as written upon the face of the Certificate in every particular and without alteration or enlargement or any change whatever.


                              WELLS FARGO & COMPANY

     These shares will not be redeemable prior to November 15, 1996, except as established. The shares will be redeemable, at the option of the Company, in whole or in part, on or after November 15, 1996, at a redemption price equal to Two Hundred Dollars ($200.00) per share plus an amount equal to the sum of all accrued and unpaid dividends thereon to the date fixed for redemption.

     The Company will furnish, without charge, to each 9 7/8% Preferred Stock, Series F, shareholder who so requests, a full statement of the designations, rights, privileges, restrictions and all other terms and conditions of the share of the 9 7/8% Preferred Stock, Series F, and of the shares of any other class or series of stock of the Company. Such request may be made to the Corporate Secretary, 420 Montgomery Street, San Francisco, California 94103.

     The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full.

     TEN COM  --  as tenants in common                 UNIF GIFT MIN ACT  --                  Custodian
     TEN ENT  --  as tenants by the entireties                                -----------------------------------------
     JT TEN   --  as joint tenants with right                                 (Cust)                             (Minor)
                  of survivorship and not                                     under Uniform Gifts to Minors
                  as tenants in common                                        Act
                                                                                  -------------------------------------
                                                                                               (State)

     Additional abbreviations may also be used though not in the above list.